Press Release

HARRINGTON WEST TO PRESENT AT HOWE BARNES 11TH ANNUAL BANK CONFERENCE ON AUGUST 22, 2006 AT 9:20 A.M. CENTRAL TIME

August 16, 2006

Solvang, California - Harrington West Financial Group, Inc. (Nasdaq: HWFG), the holding company for Los Padres Bank, FSB and its division Harrington Bank, today announced that Craig J. Cerny, Chairman and Chief Executive Officer, will be presenting at the Howe Barnes Bank Conference on August 22, 2006 at 9:20 a.m. Central Time to be held at the Four Seasons Hotel, Chicago. This 40 minute presentation will be webcast via www.howebarnes.com or please go to Harringtonwest.com and click on the URL listed for the presentation’s webcast. The conference will also be available via audio conference at 1-866-320-4707, access code 289131.

Harrington West Financial Group, Inc. is a $1.1 billion, diversified, financial institution holding company for Los Padres Bank and its division Harrington Bank. HWFG operates 16 full service banking offices on the central coast of California, Scottsdale, Arizona, and the Kansas City metro. The Company also owns Harrington Wealth Management Company, a trust and investment management company with $149 million in assets under management or custody.